UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2019

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Trading
Title of each class                Symbol(s)    Name of each exchange on which registered

Common Stock, par value $0.01 per share            BANC            New York Stock Exchange

Depositary Shares each representing a 1/40th Interest in a share
of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D    BANC PRD        New York Stock Exchange

Depositary Shares each representing a 1/40th Interest in a share
of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E    BANC PRE        New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 8.01 Other Events.
On May 15, 2019, Banc of California, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has declared a quarterly cash dividend of $0.06 per share on the Company’s outstanding common stock, consistent with the Company’s previously reported plan to reduce the quarterly dividend from $0.13 to $0.06 per common share. The dividend will be payable on July 1, 2019 to stockholders of record as of June 17, 2019.
The Company also announced that the Board has declared a quarterly dividend on the Company’s outstanding Series D and E Preferred Stock in the amount of $0.460938 and $0.4375 per depositary share, respectively, representing an annualized yield of 7.375% and 7.000%, respectively, on the liquidation preference amount. The dividend will be payable on June 17, 2019 to record holders as of May 31, 2019 of depositary shares relating to the underlying Series D and E Preferred Stock.
A copy of the press release issued by the Company announcing the dividends is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Banc of California, Inc. Press Release dated May 15, 2019.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

May 15, 2019                    _/s/ John A. Bogler____________________________
John A. Bogler
Executive Vice President and Chief Financial Officer

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